UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 6, 2019

Mallinckrodt plc

(Exact name of registrant as specified in its charter)

Ireland	001-35803	98-1088325
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3 Lotus Park, The Causeway, Staines-Upon-Thames
Surrey TW18 3AG, United Kingdom
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code:  +44 017 8463 6700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary shares, par value $0.20 per share	MNK	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Introductory Note.
On December 6, 2019, Mallinckrodt International Finance S.A. and Mallinckrodt CB LLC (the “Issuers”), wholly owned subsidiaries of Mallinckrodt plc (the “Company”), completed their previously announced (1) offers (the “Exchange Offers”) to exchange certain existing notes issued by the Issuers for new 10.000% Second Lien Senior Secured Notes due 2025 issued by the Issuers (the “New Notes”) and (2) exchange of New Notes for the existing notes of certain holders, separate from the Exchange Offers, pursuant to an exchange agreement by and among such holders and the Issuers (the “Separate Exchange”). Pursuant to the Exchange Offers and the Separate Exchange, the Issuers issued approximately $323 million of New Notes.
Item 1.01.     Entry into a Material Definitive Agreement.
The New Notes were issued pursuant to an indenture dated as of December 6, 2019 (the “Indenture”) among the Issuers, the Note Guarantors (as defined below) and Wilmington Savings Fund Society, FSB, as second lien trustee and second lien collateral agent. Pursuant to the Exchange Offers and the Separate Exchange, the New Notes were issued in the United States to qualified institutional buyers as defined in Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and outside the United States to non-U.S. persons in reliance on Regulations S under the Securities Act.
Interest on the New Notes is payable semi-annually in cash on April 15 and October 15 of each year, commencing on April 15, 2020.
The Issuers may redeem some or all of the New Notes prior to April 15, 2022 by paying a “make-whole” premium. The Issuers may redeem some or all of the New Notes on or after April 15, 2022 at specified redemption prices. In addition, prior to April 15, 2022, the Issuers may redeem up to 40% of the aggregate principal amount of the New Notes with the net proceeds of certain equity offerings. The Issuers may also redeem all, but not less than all, of the New Notes at any time at a price of 100% of their principal amount, plus accrued and unpaid interest, if any, in the event the Issuers become obligated to pay additional amounts as a result of changes affecting certain withholding tax laws applicable to payments on the New Notes.
The Issuers are obligated to offer to repurchase the New Notes (a) at a price of 101% of their principal amount plus accrued and unpaid interest, if any, as a result of certain change of control events and (b) at a price of 100% of their principal amount plus accrued and unpaid interest, if any, in the event of certain net asset sales. These obligations are subject to certain qualifications and exceptions.
The Indenture contains certain customary covenants and events of default (subject in certain cases to customary grace and cure periods). The occurrence of an event of default under the Indenture could result in the acceleration of the New Notes and could cause a cross-default that could result in the acceleration of other indebtedness of the Company and its subsidiaries.
The New Notes are jointly and severally guaranteed, subject to certain exceptions (including the exclusion of any subsidiary organized under the laws of Switzerland), on a secured, unsubordinated basis by the Company and each of its subsidiaries (other than the Issuers) (the “Note Guarantors”) that guarantees the obligations under the Issuers’ existing senior secured credit facilities.
The New Notes and the guarantees thereof are secured by liens on the same assets of the Issuers and the Note Guarantors that are subject to liens securing the existing senior secured credit facilities, subject to certain exceptions (including the exclusion of the assets of any subsidiary organized under the laws of Switzerland).
Pursuant to a second lien intercreditor agreement, dated as of December 6, 2019 among Deutsche Bank AG New York Brach, as first lien collateral agent and first lien credit agreement representative, and Wilmington Savings Fund Society, FSB, as second lien collateral agent and initial second lien document representative, each other first lien representative party thereto from time to time and each other second lien representative party thereto from time to time and acknowledged and agreed to by the Company, the Issuers and each other obligor party thereto from time to time (the “Intercreditor Agreement”), the security interest in the collateral securing the New Notes and the guarantees thereof is junior in priority to the security interest securing the obligations under the Issuers' existing senior secured credit facilities.
The foregoing summary is qualified in its entirety by reference to the Indenture and the Intercreditor Agreement, which are filed as Exhibits 4.1 and 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.
Item 8.01.    Other Events.
The information set forth in the Introductory Note is incorporated by reference into this Item 8.01.
Item 9.01    Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Exhibit
4.1
Indenture, dated as of December 6, 2019, among Mallinckrodt International Finance S.A., Mallinckrodt CB LLC, the Note Guarantors party thereto from time to time and Wilmington Savings Fund Society, FSB, as second lien trustee and second lien collateral agent.

10.1
Intercreditor Agreement, dated as of December 6, 2019, among Deutsche Bank AG New York Branch, as first lien collateral agent and first lien credit agreement representative, Wilmington Savings Fund Society, FSB, as second lien collateral agent and initial second lien document representative, each other first lien representative party thereto from time to time and each other second lien representative party thereto from time to time and acknowledged and agreed to by Mallinckrodt plc, Mallinckrodt International Finance S.A, Mallinckrodt CB LLC and each other obligor party thereto from time to time.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MALLINCKRODT PLC
(registrant)

Date:	December 9, 2019	By:	/s/ Mark J. Casey
Mark J. Casey
Executive Vice President and Chief Legal Officer